Exhibit 99.2

Investor Contact: Steve Somers, CFA 703-387-5876 ssomers@rosettastone.com Fourth Quarter 2011 Results February 29, 2012

2 Our presentation today contains forward-looking statements about our plans for development and release of new products and for business expansion, as well as other subjects. These statements relate to future events and involve known and unknown risks and uncertainties that may cause our actual results to be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. You should also review the “Cautionary Statement Regarding Forward-Looking Statements” in the earnings release accompanying these slides filed with our Form 8-K on February 29, 2012. Factors that could materially affect actual results include those listed under the caption “Risk Factors” of Rosetta Stone’s Form 10-K for the year ended December 31, 2010. We encourage you to review those factors before making any investment decision. Today’s presentation and discussion reflect our views as of February 29, 2012, and Rosetta Stone assumes no duty to update the information. Today’s presentation and discussion also contains references to non-GAAP financial measures. The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on February 29, 2012. Management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision. Reminder

3 Steve Swad President & Chief Executive Officer Overview and Fourth Quarter Review

Drivers of Growth Innovation to bring language learning to more people easily, conveniently, and across multiple platforms Grow International, especially Asia and South America Expand Institutional markets Continued emphasis on English 4

Further stabilize US Consumer Regain momentum in Asia Improve margins Grow Institutional Enhance product portfolio and market presence through partnerships, alliances and select acquisitions Disciplined and balanced approach to growth 5 Areas of Focus

6 Fourth Quarter Business Overview Stabilization in US Consumer Progress in Institutional Weakness in International Consumer Rosetta Stone Inc. © 2012

7 Steve Somers Vice President, Investor Relations Financial Review

Bookings & Revenues (Millions) 4Q11 4Q10 % Change Total Bookings $ 84.8 $ 81.8 4% Total Revenues $ 80.5 $ 74.3 8%

Consumer Bookings - US & International (Millions) 4Q11 4Q10 % Change US $54.8 $52.2 5% International $14.6 $15.2 -4% Total $69.4 $67.4 3%

Global Consumer Revenue by Channel (Millions) 4Q11 4Q10 % Change Direct $42.4 $34.5 23% Kiosk $8.5 $9.5 -11% Global Retail $14.3 $15.4 -7% Homeschool $0.9 $0.6 50% Total $66.1 $60.0 10% $42.7

Worldwide Institutional Bookings (Millions) 4Q11 4Q10 % Change Institutional Bookings $15.5 $14.4 7%

Operating EBITDA and Free Cash Flow (Millions) 4Q11 4Q10 % Change Operating EBITDA $ 10.7 $ 13.4 -20% Free Cash Flow $ 5.4 $ 12.5 -57%

Strong Balance Sheet and Cash Flow 12/31/2011 9/30/2011 Cash, cash equivalents & short-term investments $ 116.3 $ 111.3 Accounts receivable, net 52.0 35.2 Total assets 277.2 262.7 Deferred revenue 51.9 47.6 Total debt - - Total liabilities 106.0 93.5 Total liabilities and stockholders’ equity $ 277.2 $ 262.7 Three-month free cash flow1 $ 5.4 $ (4.5) $Millions Free cash flow is defined as cash generated by operating activities less cash used for purchases of property and equipment (cap ex)

Financial Outlook – 1Q 2012 1Q12 Guidance Sales bookings1 $57MM to $61M Revenue $58MM to $61MM Net Loss ($9)MM to ($11)MM Loss per share ($0.43) to ($0.51) Operating EBITDA2 ($9)MM to ($13)MM Basic shares outstanding 20.9MM “Sales bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue.